EXHIBIT (i)

SHEARMAN & STERLING

599 LEXINGTON AVENUE
NEW YORK, NY 10022-6069
212 848-4000

FAX: 212 848-7179

TELEX: 667290 WUI

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WASHINGTON, D.C.

June 19, 2003

Fidelity Hereford Street Trust
82 Devonshire Street
Boston, MA 02109

Ladies and Gentlemen:

Fidelity Hereford Street Trust (the "Trust") is authorized to issue and sell an unlimited number of full and fractional shares of beneficial interest of Spartan U.S. Treasury Money Market Fund, Spartan U.S. Government Money Market Fund and Spartan Money Market Fund, each a series of the Trust (the "Shares"), in the manner and on the terms set forth in Amendment No. 16 to the Trust's Registration Statement on Form N-1A, being filed with the Securities and Exchange Commission (File Nos. 33-52577 and 811-7139) (the "Registration Statement") together with this opinion as an exhibit thereto.

We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of the Trust's Trust Instrument as amended and restated to date, and its By-Laws, as currently in effect, and other documents relating to its organization and operation as we have deemed necessary and appropriate as a basis for this opinion. We have also relied upon, insofar as it relates to matters of fact, a certificate of an officer of the Trust dated June 19, 2003 certifying to certain matters which form the basis for the opinions expressed below. Furthermore, with your permission, in giving the opinions expressed herein, we have relied upon an opinion, dated June 24, 1997, of Arthur S. Loring, then general counsel to Fidelity Management and Research Company. We have assumed the authenticity of all instruments and documents, and the conformity to original documents of all instruments and documents submitted to us as certified, conformed or photostatic copies. In addition, we have received a certificate dated June 4, 2003 of the Office of the Secretary of the State of Delaware as updated by a letter from CT Corporation System on June 4, 2003 (the "Certificate") indicating that the Trust is in good standing under the laws of the State of Delaware. We have also reviewed the Registration Statement filed as of the date of this opinion.

Our opinion in paragraph 1 with regard to the valid existence of the Trust in the State of Delaware, its state of organization, is based solely upon the Certificate. Our opinions expressed herein are based upon present laws and facts and in reliance on the above-referenced opinion of Arthur S. Loring.

Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:

1. The Trust has been duly organized and is validly existing under the laws of the State of Delaware.

2. The Trust is authorized to issue an unlimited number of full and fractional Shares.

3. Subject to the continuing effectiveness of the Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Trust under the laws of the State of Delaware, upon the issuance of the Shares for a consideration not less than the par value thereof, if applicable, as required by the laws of the State of Delaware, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of Amendment No. 16 to the Registration Statement, and each subsequent post-effective amendment to the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of Amendment No. 16 to the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Delaware, and to the extent that any opinion herein involves the laws of the State of Delaware, such opinion should be understood to be based solely upon our review of the documents referred to above and the published statutes of the State of Delaware.

Very truly yours,

/s/Shearman & Sterling

Shearman & Sterling